Exhibit 99.5

Seaport Entertainment Group Inc.
Rights Offering

Dated as of September 23, 2024

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

This agreement is being delivered to Wells Fargo Securities, LLC (the “Dealer Manager”) in connection with the execution and delivery of the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated the date hereof, by and among Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), and the Dealer Manager relating to a proposed offering of transferable rights (the “Rights” and, such offering, the “Rights Offering”) to subscribe for up to 7,000,000 shares of common stock (the “Common Stock”) of the Company issuable upon the exercise of such Rights.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Manager that, during the period beginning on and including the date of the Dealer Manager Agreement through and including the date that is the 180th day after the date hereof (the “Restricted Period”), the undersigned will not, without the prior written consent of the Dealer Manager directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned by the undersigned or acquired by the undersigned in connection with the Rights Offering, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of the Dealer Manager, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(i) as a bona fide gift or gifts or for bona fide estate planning purposes,

(ii) upon death or by will or intestacy,

(iii) to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family,

(iv) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(v) if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value,

(vi) if the undersigned is an investment adviser acting on behalf of investment funds it manages, to or among any such investment funds,

(vii) acquired in open market transactions after the completion of the Rights Offering,

(viii) as may be required by court order or by law,

(ix) to the Company (x) upon a vesting or settlement event or pursuant to the exercise on a net issuance basis by the undersigned of any award granted pursuant to the Company’s equity compensation plans described in the Registration Statement or (y) pursuant to share withholdings to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company’s equity compensation plans described in the Registration Statement, and

(x) to a bona fide third party pursuant to a merger, consolidation, tender offer or similar transaction pursuant to an offer made to all holders of Common Stock and involving a change of control of the Company and approved by the Company’s board of directors, provided, however, that in the case of any transfer described in clause (i), (ii), (iii), (iv), (v) or (vi) above, it shall be a condition to the transfer that the transferee executes and delivers to the Dealer Manager, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Dealer Manager.

For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Restricted Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such Restricted Period (as the same may be extended as described above).

Notwithstanding anything herein to the contrary, this letter agreement shall not prohibit the distribution of the Rights and the issuance and sale of the Shares to the undersigned pursuant to the Dealer Manager Agreement. The foregoing restrictions shall also not apply to facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (y) to the extent a public announcement or disclosure, or filing under the Exchange Act, regarding the establishment of such plan is required or voluntarily made by or on behalf of the undersigned or the Company, such announcement, disclosure or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Dealer Manager has not provided any recommendation or investment advice nor has the Dealer Manager solicited any action from the undersigned with respect to the offering of the Rights or Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This letter agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company advises the Dealer Manager, in writing, prior to the execution of the Dealer Manager Agreement, that it has determined not to proceed with the Rights Offering, (b) the date that the Company withdraws the registration statement related to the Rights Offering before the execution of the Dealer Manager Agreement, (c) if the Dealer Manager Agreement is executed but terminated (other than the provisions that survive termination) prior to the consummation of the Rights Offering, the date that the Dealer Manager Agreement is terminated, or (d) October 25, 2024 if the Rights Offering has not been completed by such date.

The undersigned acknowledges and agrees that whether or not the Rights Offering actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

PERSHING SQUARE HOLDINGS, LTD.

By: Pershing Square Capital Management, L.P.,

its Investment Manager

By: /s/ William A. Ackman
William A. Ackman

Chief Executive Officer

PERSHING SQUARE, L.P.

By: Pershing Square Capital Management, L.P.,

its Investment Manager

By: /s/ William A. Ackman
William A. Ackman

Chief Executive Officer

PERSHING SQUARE international, ltd.

By: Pershing Square Capital Management, L.P.,

its Investment Manager

By: /s/ William A. Ackman
William A. Ackman

Chief Executive Officer